UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 28, 2005 (January 24, 2005)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number,

including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 24, 2005, Quality Distribution, Inc. (“the Company”) and its wholly owned subsidiary Quality Distribution, LLC (the “QD LLC”), effected an amendment of their credit agreement (the “Amendment”). The Amendment, among other things, permitted the issuance of the Notes (defined below) and the application of the proceeds therefrom. In addition, upon the consummation of the offering of the Notes and the application of the proceeds therefrom, the Amendment eliminated the consolidated interest coverage covenant and the consolidated total leverage covenant, and replaced them with a consolidated senior secured leverage covenant. After giving effect to the application of the proceeds for the offering of the Notes, beginning with the quarter ending March 31, 2005, QD LLC must not exceed a maximum ratio of senior secured debt to consolidated EBITDA (as defined in the credit agreement) for the prior four quarters at the end of each calendar quarter of 2.25 to 1.0 until the quarter ending December 31, 2006 and each quarter thereafter, when the required ratio shall be 2.0 to 1.0. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On January 28, 2005, QD LLC announced the consummation of its offering, together with its wholly-owned subsidiary QD Capital Corporation (“QD Capital”, and together with QD LLC, the “Issuers”), of $85 million aggregate principal amount of Senior Floating Rate Notes Due 2012 (the “Notes”) through a private offering. In connection therewith, the Issuers and each of the guarantors of the Notes entered into an Indenture (as defined below) with The Bank of New York Trust Company, N.A., as Trustee, and also entered into a Registration Rights Agreement, each of which is described under Item 2.03 below and filed as an exhibit to this report. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2005, the Issuers consummated an offering of Notes, as provided for in Item 1.01 of above. The Notes were sold in a private placement offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in reliance on Regulation S under the Securities Act.

The net proceeds from the offering of the Notes, were or will be used (i) to prepay approximately $70.0 million of term loan indebtedness outstanding under the credit agreement on January 28, 2005, (ii) to make a distribution to the Company, which in turn will be used to redeem all $7.5 million principal amount of the Company’s Series B Floating Interest Rate Subordinated Term Securities due 2006 (the “FIRSTS”) on February 28, 2005 and (iii) for general corporate purposes. The FIRSTS will be redeemed at a redemption price equal to par plus accrued and unpaid interest. Pending the application of the balance of the proceeds for general corporate purposes, QD LLC expects to reduce outstanding borrowings under the revolving credit portion of the credit facility, which were incurred subsequent to September 30,

2004 due to, among other things, the payment of interest with respect to the Issuers’ 9% senior subordinated notes due 2010. In connection with the offering of the Notes, QD LLC expects to incur a pre-tax charge of approximately $1.1 million resulting from the write-off of debt issuance costs associated with the term loan borrowings under the credit agreement to be prepaid with the net proceeds of the offering of the Notes.

The Notes are governed by an indenture, dated as of January 28, 2005, among the Issuers, the guarantors of the Notes and The Bank of New York Trust Company, N.A., as Trustee, (the “Indenture”).

The Notes were issued at an issue price of 98% of the principal amount thereof, less discounts and commissions to the initial purchasers thereof. The Notes will bear interest at a floating rate which shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (commencing April 15, 2005), interest will accrue at a floating rate per annum, reset quarterly, equal to three-month LIBOR (as defined in the Indenture) plus 4.50%, and the Notes will mature on January 15, 2012.

The Notes will be redeemable at the option of the Issuers at the following redemption prices (expressed as percentages of principal amounts): 102.0% if redeemed during the twelve months commencing January 15, 2007, 101.0% if redeemed during the twelve months commencing January 15, 2008, and 100.0% if redeemed during the twelve months commencing January 15, 2009 and thereafter. In addition, prior to January 15, 2007, the Issuers may, on one or more occasions, redeem up to a maximum of 35.0% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more sales of certain kinds of capital stock at a redemption price equal to 100.0% of the principal amount thereof, plus a premium equal to the rate per annum on the Notes applicable on the date on which notice of redemption is given plus accrued and unpaid thereon, if any, to the redemption date; provided, however, that after giving effect to any such redemption, (i) at least 65.0% of the original aggregate principal amount of the Notes remains outstanding and (ii) any such redemption must be made within 120 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture. Prior to January 15, 2007, the Issuers may also redeem the Notes, in whole but not in part, upon a change in control at a redemption price equal to 100.0% of their principal amount, plus accrued and unpaid interest, if any, plus a “make-whole” premium.

The Indenture contains covenants that limit, among other things, subject to certain exceptions, the ability of the Issuers to incur or guarantee additional indebtedness, pay dividends or distributions on, or redeem or repurchase, capital stock, make investments, consummate certain asset sales, engage in transactions with affiliates, grant or assume liens, and consolidate, merge or transfer all or substantially all of their assets. The Indenture also provides for acceleration of the maturity of the Notes upon the occurrence of certain specified events of default, including the failure to make any interest payment, comply with other covenants under the Indenture or default in acceleration of certain indebtedness after specified cure periods and certain events of bankruptcy or insolvency.

The Issuers have agreed, pursuant to a Registration Rights Agreement, dated January 28, 2005, between the Issuers, the guarantors of the Notes and the other parties thereto (the “Registration Rights Agreement”), to file a registration statement within 120 days relating to an offer to exchange the Notes for debt securities issued by the Issuers which are substantially identical in all material respects to the Notes and to use their commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 180 days, and to consummate the exchange offer within 220 days, from January 28, 2005. If the Issuers fail to satisfy these obligations, they will be required to pay liquidated damages.

The descriptions set forth above are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are filed as exhibits 10.2 and 10.3 to this report. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document

10.1	First Amendment and Consent to Credit Agreement and Intercompany Subordination Agreement, dated as of January 20, 2005, between Quality Distribution, Inc., Quality Distribution, LLC, various subsidiaries of Quality Distribution, LLC, the lenders party thereto and Credit Suisse First Boston, as administrative agent.

10.2	Indenture, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the Guarantors named therein and The Bank of New York Trust Company, N.A. as Trustee.

10.3	Registration Rights Agreement, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto and the other parties named therein.

99.1	Press Release dated January 28, 2005.

This Current Report on Form 8-K contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, and the Company’s ability to attract and retain qualified drivers, and, with respect to PPI, the non-approval of the settlement by the federal court and/or state court, the insurance carrier’s failure to pay the agreed amount and the settlement’s termination before execution of a binding settlement agreement. In addition, difficulties or delays in consummating the offering of the Notes, the proceeds of which will be used to repay indebtedness, including indebtedness under the credit agreement, could cause the Company’s results to differ materially from current expectations. Readers are urged to carefully review and consider the various disclosures made by the Company in the risk factors disclosed in the Company’s Form 10-K for the year ended December 31, 2003 as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: January 28, 2005	By:	/s/ Timothy B. Page
		Name:	Timothy B. Page
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	First Amendment and Consent to Credit Agreement and Intercompany Subordination Agreement, dated as of January 20, 2005, between Quality Distribution, Inc., Quality Distribution, LLC, various subsidiaries of Quality Distribution, LLC, the lenders party thereto and Credit Suisse First Boston, as administrative agent.

10.2	Indenture, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the Guarantors named therein and The Bank of New York Trust Company, N.A. as Trustee.

10.3	Registration Rights Agreement, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto and the other parties named therein.

99.1	Press Release dated January 28, 2005.